Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Quality Income Municipal Fund, Inc.
33-42083
811-6385


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results for December 16, 2011 are as follows:

    Common and Preferred shares voting
 together as a class
     Preferred shares voting
together as a class
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
            4,289,577
                      735
   Against
               425,905
                         -
   Abstain
               277,776
                         -
   Broker Non-Votes
            1,217,275
                         -
      Total
            6,210,533
                         -



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
            4,245,914
                      735
   Against
               461,012
                         -
   Abstain
               286,332
                         -
   Broker Non-Votes
            1,217,275
                         -
      Total
            6,210,533
                      735

Proxy materials are herein
incorporated by reference
to the SEC filing on October 14,
2011, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-11-090075